     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the shareholder report of American Century Variable
Portfolios II, Inc. (the "Registrant") on Form N-CSR for the period ending June
30, 2003 (the "Report"), we, the undersigned, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)     The Report fully complies with the requirements of Section 15(d)
                of the Securities Exchange Act of 1934; and

        (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of
                operations of the Registrant.

Dated:  August 18, 2003

                             /s/William M. Lyons
                             William M. Lyons
                             President
                             (chief executive officer)

                             /s/Maryanne L. Roepke
                             Maryanne L. Roepke
                             Sr. Vice President, Treasurer & Chief Accounting
                             Officer
                             (chief financial officer)